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                                                                    Exhibit 3.22

                          CERTIFICATE OF INCORPORATION
                                       OF
                         CARROLS OKLAHOMA CINEMAS, INC.

             PURSUANT TO SECTION 402 of the BUSINESS CORPORATION LAW

     I, the undersigned, for the purpose of forming a corporation pursuant to
Section 402 of the Business Corporation Law of the state of New York, certify:

     1.   That the name of the corporation shall be:
                         CARROLS OKLAHOMA CINEMAS, INC.

     2.   That the purposes for which it is to be formed are:

          (a) To carry on the business of theatre proprietors, managers and producers of moving picture theatres, drive-in theatres, concessions, vaudeville, opera houses and places of amusement of all kinds; to provide and arrange for the production, presentation and performance of opera, ballets, pantomimes, spectacular pieces, concerts, plays, motion picture plays, dramas, operettas, exhibitions, juggling, musical and dramatic performances, and entertainment of any and every kind, nature and character whatever, which are or may be produced at a theatre, moving picture theatre, music hall or other public auditorium.

          (b) To design, patent, manufacture, buy, import, lease or otherwise, acquire or operate, supply and maintain and to sell, export, lease, license, distribute and otherwise dispose of and to deal in and to use all and every kind and character of motion picture films, photographic films, slides, plates, moving picture machines, cameras, cinemas, cinematagraphs, stereop________, projecting machines, machinery, devices, appliances, equipment and articles of all kinds, including costumes, scenery, or motion picture art and necessary or convenient for use in connection therewith.

          (c) To carry on the business of a film exchange for the purpose and object of buying, selling, exchanging and otherwise handling photographic films, reels and kindred articles, generally in use in connection with the operation of shows, moving pictures, exhibitions and amusements which are or may be produced at a theatre, moving picture theatre, music hall or other public auditorium.

          (d) To engage, employ and manage actors, dancers, musicians, singers and performers of all kinds.

          (e) To own acquire, purchase, sell, erect, equip, lease, operate, manage and conduct theatres, opera houses, motion picture theatres and houses, auditoriums,

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               drive-in theatres and places of amusements of all kinds; and to buy, hold, acquire, improve, lease, mortgage, let and relet, any and all real estate and to acquire, hold, own and improve real estate by erecting thereon theatres, and/or office buildings and to manage and to lease said property, collect and rents, and profits therefrom and do any and all other things which may be necessary or incidental to the carrying out of the purposes herein.

          (f) To establish, operate, conduct and manage and to grant to individuals, organizations, associations, companies and corporations the right to conduct, operate and manage concessions, refreshment stands, and restaurants for the preparation, processing and sale to the public of foods, food products and beverages of all kinds, candy tobacco and tobacco products, and to do everything necessary and proper to the conduct of such businesses, including the erection, maintenance and rental, hiring, leasing, letting or otherwise acquiring buildings and structures in or from which such businesses are carried on.

          (g) To purchase exchange, hire or otherwise acquire such personal property, payments, rights, easements, permits, privileges and franchises as may lawfully be purchased, exchanged, hired or acquired under the Business Corporation Law of the state of New York.

          (h) To borrow money for its corporate purchases and to make, accept, endorse, execute and issue promissory notes, bills of exchange, bonds, debentures and/or other obligations from time to time for the purchase of property or for any purpose in or about the business of the company and, if deemed proper, to secure the payments of any such obligations of mortgage, pledge, deed of trust or otherwise.

          (i) To apply for, purchase, register or in any manner to acquire and to hold, own, use, operate and introduce, and to sell, lease, assign, pledge or in any manner deal with patents, patent rights, licenses, copyrights, trade-works, trade names, and to acquire, own, use or in any merchandise of any and all inventions, improvements and processes, labels, designs, brands, or other rights, and to work, operate or develop the same, and to carry on any similar business, manufacturing or otherwise, which may directly or indirectly effectuate these objects, or any of them.

          (j) To acquire and to take over as a going concern, and thereafter carry on the business of any person, firm, or corporation engaged in any business which this corporation in authorized to carry on, and in any connection therewith to acquire the goodwill and all or any of the assets, and to assume or otherwise provide for all or any of the liabilities of any such business.

          (k) To carry on any of the above business or businesses connected therewith wherever the same may be permitted by law and to the same extent as the laws of this

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               state will permit and as fully and with all powers that the laws of this state confer upon corporations and organizations under this act, and do any and all the business above mentioned and set forth to the same extent as natural persons may or could do so.

          (l) To enter into, make, perform and carry out contracts of every sort and kind which may be necessary or convenient for the business of this company, or business of a similar nature with any person, corporation, private, public or municipal body politic under the Government of the United States, or any state, territory or county thereof, so far as and to the extent that the same may be done and performed by corporations organized under
               Section 402 of the Business Corporation Law.

          (m) To acquire by subscription, purchase or otherwise, to hold for investment or for re-sale: to sell; pledge, hypothecate and in all ways deal with: stocks, script, bonds, consols, debentures, mortgages, notes, trust receipts, certificates of indebtedness, interim receipts and other obligations and securities of corporations, private, public, quasi-public or municipal, foreign or domestic. To collect the interest and dividends on its holdings and the principal thereof when due. To do all things suitable and proper for the protection, conservation or enhancement of the value of stocks, securities, evidences of indebtedness or other properties held by it, including the exercise of the right to vote thereon. This corporation may, pursuant to Section 402 of the Business Corporation Law, purchase, acquire, hold or dispose of the stock, bonds and other evidences of indebtedness of any corporation, domestic or foreign, and issue in exchange therefor its stock, bonds, or other obligations.

          (n) The foregoing enumeration of specific powers should not be deemed to limit or restrain in any manner the general powers of the corporation and the enjoyment and exercise thereof as conferred by the laws of the state of New York upon corporations organized under the provisions of the Business Corporation Law.

     3. The total number of shares that may be issued by the corporation is Two Hundred (200) shares, all of which are to be common stock of one class and without par value.

     4. The office of the corporation is to be located in the City of Syracuse, County of Onondaga, State of New York, and the address to which the Secretary of State shall mail a copy of process in any action or proceeding against the Corporation, which may be served upon him is 968 James Street, Syracuse, New York, 13203.

     5. Meetings of Stockholders and Directors of the Corporation for all purposes may be held at places in the State of New York other

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than the principal office of the Corporation, as herein designated, and meetings of the Directors may be held outside of the State of New York, at such place or places as may from time to time be designated in the By-Laws or by resolution of the Board of Directors.

     6. The name and address of the incorporator is:

          Jack B. Talsky
          968 James Street
          Syracuse, New York 13203

     7. The incorporator of this Corporation is a natural person of full age.

     8. The Secretary of State of the State of New York is hereby designated as the agent of the Corporation upon whom process in any action or procedure against it may be served.


                                             /s/ Jack B. Talsky
                                             -----------------------------------
                                             JACK B. TALSKY

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